UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive

Natick, MA, 01760

(Address of Principal Executive Offices, including Zip Code)

(508) 647-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 1.420455 shares of Common Stock for $8.10 per share	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Underwriting Agreement

On June 28, 2024, Allurion Technologies, Inc. (the “Company” or “Allurion”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and TD Securities (USA) LLC, as representatives of the several underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 14,406,508 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants (“Public Warrants”) to purchase 14,406,508 shares of Common Stock at an offering price of $1.20 per share and accompanying Public Warrant (the “Offering”). Pursuant to the Underwriting Agreement, the Company has also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 2,160,976 shares of Common Stock and/or 2,160,976 Public Warrants at the public offering price. The gross proceeds to the Company from the Offering are expected to be approximately $17.3 million, before deducting the Underwriters’ discounts and commissions and estimated offering expenses payable by the Company, or approximately $20 million if the Underwriters exercise in full their option to purchase additional shares. The Offering closed on July 1, 2024, subject to customary closing conditions.

The Offering is being made pursuant to the Company’s registration statement on Form S-1 (Registration No. 333-280466), which was filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2024 and which was declared effective by the SEC on June 28, 2024. The final prospectus relating to the Offering, dated June 28, 2024, was filed with the SEC on June 28, 2024.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Public Warrants are immediately exercisable at an exercise price of $1.20 and will expire five years from the date of issuance, subject to certain limitations. A holder of Public Warrants may not exercise the Public Warrant if such holder, together with its affiliates, would beneficially own more than 4.99% (or, upon election by a Holder prior to the issuance of the Public Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

The foregoing descriptions of the Underwriting Agreement and Public Warrants do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement and the form of Public Warrant, which are filed as Exhibit 1.1 and 4.1 hereto, respectively, and are incorporated herein by reference.

Subscription Agreement

On June 28, 2024, the Company entered into a subscription agreement (the “Subscription Agreement”) with funds affiliated with RTW Investments, LP (collectively, “RTW”), pursuant to which the Company agreed to sell to RTW 2,260,159 shares of a newly created series of preferred stock, Series A non-voting convertible preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), and 2,260,159 private placement warrants (“Private Placement Warrants”) to purchase Common Stock, for an aggregate purchase price of approximately $2.7 million at a purchase price per share of Series A Preferred Stock and accompanying Private Placement Warrant equal to the per share Offering price for the shares of Common Stock and Public Warrants in the Offering (the “Private Placement”). The Private Placement closed on July 1, 2024, subject to customary closing conditions.

Pursuant to the Subscription Agreement, the Company has agreed to file a resale registration statement with the SEC within 45 days after July 1, 2024 to register the resale of the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and exercise of the Private Placement Warrants. Allurion must use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after July 1, 2024, or (b) in the event that the SEC reviews such registration statement, 120 days after the July 1, 2024 (but in any event, no later than three business days following the SEC indicating that it has no further comments on the registration statement).

RTW is a significant stockholder of the Company and is deemed to be a related party under New York Stock Exchange (“NYSE”) listing rules. RTW invested an aggregate of $3.0 million in the Offering and the Private Placement. The purchase by RTW of shares of Common Stock and Public Warrants in the Offering was limited under NYSE rules to 1% of the outstanding shares of Common Stock immediately prior to the Offering. The remainder of such investment was in the Private Placement. Pursuant to the Subscription Agreement, the Company is required to include a proposal in its definitive proxy statement on Schedule 14A seeking stockholder approval of the conversion of the Series A Preferred Stock and the exercise of the Private Placement Warrants (the “stockholder approval”) no later than December 31, 2025, and if the Company does not obtain stockholder approval at such meeting, it shall call a special meeting of stockholders each 90-day period thereafter at least two times, and thereafter at each subsequent annual meeting until Stockholder Approval is obtained or the shares of Series A Preferred Stock and Private Placement Warrants are no longer outstanding.

The Private Placement Warrants are not exercisable prior to stockholder approval and thereafter are immediately exercisable at an exercise price of $1.20 and will expire five years from the date of issuance, subject to certain limitations. A holder of Private Placement Warrants may not exercise the Private Placement Warrant if such holder, together with its affiliates, would beneficially own more than 4.99% (or, upon election by a Holder prior to the issuance of the Private Placement Warrants, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. If the shares of Series A Preferred Stock are redeemed as described below under Item 5.03, the Company must offer to repurchase the Private Placement Warrants at a price per share of underlying Common Stock equal to the Redemption Price minus the exercise price of the Private Placement Warrants.

The foregoing descriptions of the Subscription Agreement and Private Placement Warrants do not purport to be complete and are qualified in their entirety by reference to the Subscription Agreement and the form of Private Placement Warrant which are filed as Exhibit 10.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 above under the caption “Subscription Agreement,” which description is incorporated into this Item 3.02 by reference, the Series A Preferred Stock and Private Placement Warrants (including the Common Stock issuable upon conversion or exercise, as applicable) (the “Securities”) were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) under the Securities Act and Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. RTW represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Securities or any other securities of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 28, 2024, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Series A Preferred Stock, which are further described below, and designating 2,260,159 shares of preferred stock as Series A Preferred Stock.

General. Each share of Series A Preferred Stock will have a stated value of $1.20 per share and, when issued, the Series A Preferred Stock will be fully paid and non-assessable. With respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, the Series A Preferred Stock will rank on parity with the Common Stock and junior to any other preferred stock.

Voting. Holders of shares of the Series A Preferred Stock shall have no voting rights on any Company matter.

Dividends. Holders of the Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock.

Liquidation. In the event of any Liquidation (as defined in the Certificate of Designations), the assets of the Company shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock pro rata based on the number of shares held by each such holder (on an as-if-converted-to-Common-Stock basis).

Conversion. Following the date upon which the Company obtains approval from stockholders for the issuance of Common Stock, which the Company has agreed to obtain as set forth in the Subscription Agreement, upon conversion of the Series A Preferred Stock, each share of Series A Preferred Stock shall automatically convert into one share of Common Stock (or pre-funded warrants), subject to adjustment; provided, however, that in no event shall the Series A Preferred Stock be converted into a number of shares of Common Stock exceeding 9.99% of the total number of shares of Common Stock outstanding.

Mandatory Redemption. The Company will be required to redeem the shares of Series A Preferred Stock at a price per share equal to the volume weighted average price of the Common Stock during the 20 trading day period ending on the trading day immediately prior to such redemption (the “Redemption Price”) if the shares of Series A Preferred Stock remain outstanding on December 31, 2026.

The foregoing description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events

On June 28, 2024, the Company issued a press release announcing that it had priced the Offering and entered into the Subscription Agreement, the text of which is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 28, 2024, among Allurion Technologies, Inc., Jefferies LLC and TD Securities (USA) LLC, as representatives of the underwriters named therein.

3.1	Certificate of Designations of Preferences Rights and Limitations of Series A Non-Voting Convertible Preferred Stock.

4.1	Form of Public Warrant.

4.2	Form of Private Placement Warrant.

10.1	Subscription Agreement, dated as of June 28 2024, between Allurion Technologies, Inc. and the investors named therein.

99.1	Press Release dated June 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date: July 1, 2024	By:	/s/ Brendan Gibbons
	Name:	Brendan Gibbons
	Title:	Chief Legal Officer